Exhibit 10.79

SECURITIES PURCHASE AGREEMENT
SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 5, 2012, by and among Adept Technology, Inc., a Delaware corporation, with headquarters located at 5960 Inglewood Drive, Pleasanton, CA 94588 (the "Company") and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").
WHEREAS:
A.The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.
B.    The Board of Directors of the Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred stock (the "Certificate of Designations") in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "Preferred Shares"), which Preferred Shares shall be convertible or redeemable into the Company's voting common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations (the Preferred Shares as converted or redeemed, collectively, the "Conversion Shares").
C.    Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of Preferred Shares, set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate number of Preferred Shares for all Buyers shall not be greater than 9,500).
D.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a (i) Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws, and (ii) Side Letter, substantially in the form attached hereto as Exhibit C (the "Side Letter "), pursuant to which and pursuant to the Certificate of Designations, Hale, as long as it together with any of its Affiliates hold Preferred Shares convertible into at least 5% of the outstanding Common Stock of the Company on an as converted basis, shall have the right to designate one (1) director for election to the Board of Directors of the Company (the "Board") and shall have observation and committee representation rights, all as set forth in such Side Letter.
E.    The Preferred Shares shall be entitled to dividends, which, at the election of the Company and as set forth in the Certificate of Designations, may be paid in cash or in shares of Common Stock, subject to the Exchange Cap (as defined in the Certificate of Designation) (the "Dividend Shares").

Exhibit 10.79

F.    The Preferred Shares, the Conversion Shares and any Dividend Shares, collectively are referred to herein as the "Securities".
NOW, THEREFORE, the Company and each Buyer hereby agree as follows:
1.    PURCHASE AND SALE OF PREFERRED SHARES.
(a)        Purchase of Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a number of Preferred Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the "Closing").
(b)        Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date that no later than ten (10) Business Days after the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.
(c)        Purchase Price. The aggregate purchase price for the Preferred Shares to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (4) of the Schedule of Buyers.
(d)        Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer the Preferred Shares (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer.
(e)    Additional Investors. Each of the Buyers acknowledge and agree that the Company will be permitted to allow one or more potential investors that are existing holders of the Company’s securities as of the date hereof to purchase up to $2 million of stated value of Preferred Shares on identical terms and conditions as the Buyers under this Agreement (except that such investors will not be party to the Side Letter), unless otherwise agreed to in writing by the Required Holders. Any such potential investor that wants to purchase Preferred Shares must sign a joinder agreement with the Company and consummate such purchase no later than September 17, 2012, which joinder agreement shall indicate the number of Preferred Shares that it will purchase (not to exceed, in the aggregate for all additional investors, 1,500 Preferred Shares). After executing such joinder, any such investor will be deemed to be a Buyer (as defined herein), entitled to the rights, and subject to the obligations, under the Transaction Documents as if such investor were a Buyer on the date hereof and the Schedule of Buyers will be accordingly amended to reflect such Buyer. Notwithstanding anything to the contrary, the Company shall not be permitted to sell, and no Person

Exhibit 10.79

(other than a Buyer) shall be permitted to purchase, any Preferred Shares other than in accordance with this Section 1(e) without the prior written consent of the Required Holders.
2.        BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:
(a)        No Public Sale or Distribution. Such Buyer (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares issuable upon conversion of the Preferred Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business and is able to bear the economic risk of such investment in the Securities. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used herein, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(b)        Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.
(c)        Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
(d)        Information. Such Buyer acknowledges that such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(e)        No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment

Exhibit 10.79

in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(f)        Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion set forth in clause (i)(B) above, any transfer of Securities by a Buyer to an Affiliate of such Buyer, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the 1933 Act. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f). As used in this Agreement, (x) "Affiliate" or "affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person; and (y) "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(g)        Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and, until such time as the resale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE

Exhibit 10.79

SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and the Company shall promptly issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within three (3) Trading Days after the occurrence of any of (i) through (iii) above a certificate without such legend or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the holder's request and in the holder's discretion, either (i) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price (as defined in the Certificate of Designations) on the date of the occurrence of any of clauses (i) through (iii), as applicable.

Exhibit 10.79

(h)        Validity; Enforcement. This Agreement, the Side Letter and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(i)        No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Side Letter and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in, or have the enforcement of the rights provided for in the Transaction Documents constitute, a change of control (including, without limitation, by being deemed to be a merger, consolidation, or other disposition of all or substantially all of the assets or businesses of the Company or any of its Subsidiaries) or similar outcome in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have an adverse effect on the ability of such Buyer to perform its obligations hereunder.
(j)        Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.
(k)        Certain Trading Activities. Such Buyer has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Buyer's investments and trading or information concerning such Buyer's investments or (iii) is subject to such Buyer's review or input concerning such Person's investments or trading (the foregoing, "Buyer Trading Affiliates"), engaged in any sale or purchase in the securities of the Company (including, without limitation, any Short Sales involving the Company's securities) since the time that such Buyer was first contacted by the Company regarding the investment in the Company contemplated herein. "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO ("Regulation SHO") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through any U.S. or non-U.S. broker dealers or U.S. or foreign regulated brokers. As of the date of this Agreement, such Buyer owns no securities of the Company and is party to no pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements or other contract or agreement (other than a Transaction Document) in respect of the purchase or sale of any such securities. Without limiting the foregoing, the Buyer has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed

Exhibit 10.79

to cause or to result, or that could reasonably be expected to cause or result, in the manipulation of the price of any security of the Company.
3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each of the Buyers that, except as set forth in applicable disclosure letter schedules (the "Disclosure Schedules") to this Section 3:
(a)        Organization and Qualification. Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or holds an equity interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by the Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that any effect(s) to the extent arising out of or resulting from any of the following will not be taken into account; (i) general economic conditions, (ii) conditions in the securities markets, financial markets or currency markets, (iii) political conditions or acts of war, sabotage or terrorism, (iv) acts of God, natural disasters, weather conditions or other calamities; (v) the announcement of the execution of this Agreement, (vi) the taking of any action required by this Agreement, and (vii) changes in the Company's stock price or the trading volume of the Company's stock. The Company has no Subsidiaries or entities in which the Company directly or indirectly holds any capital stock or equity except as set forth in the Disclosure Schedules.
(b)        Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Side Letter (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the reservation for issuance and the issuance of the Dividend Shares, collectively up to the Exchange Cap, have been duly authorized by the Board and (other than the filing with the SEC of a Form D and one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies or any applicable stock exchange on which the Company's Common Stock is listed for trading or as specified in the

Exhibit 10.79

Disclosure Schedules) (the foregoing, the "Required Filings") no further filing, consent, or authorization is required by the Company, its Board or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(c)        Issuance of Securities. The issuance of each of the Preferred Shares and Dividend Shares is duly authorized and, upon issuance, each of the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof other than any liens created by the Buyer. As of the Closing, 2,107,922 shares of Common Stock (representing 19.9% of the Company's Common Stock) shall have been duly authorized and reserved (the "Required Reserved Amount") for issuance upon (i) conversion of issued and outstanding and issuable Preferred Shares (without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) or (ii) declaration and issuance of Dividend Shares. Upon conversion of any of the Preferred Shares in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof other than any liens created by the Buyer, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.
(d)        No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares and Dividend Shares) will not (i) result in a violation of any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) subject to receipt of any consents referred to in the Disclosure Schedule, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in, or give to others any rights of (x) termination, amendment, acceleration or cancellation of, or (y) to any payment, including, without limitation, any employment or severance payment, under, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Market (the "Principal Market") and applicable laws of the State of Delaware) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, other than such items in clauses (ii) and (iii) above that would be reasonably likely not to be materially adverse to the Company and its Subsidiaries.

Exhibit 10.79

(e)        Consents. Except as set forth in the Disclosure Schedule, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than the Required Filings). Except for the Required Filings, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company has no knowledge of any facts or circumstances that could reasonably be expected to prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably be likely to lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities will not violate any listing requirement of the Principal Market or otherwise be reasonably likely to cause the Common Stock to be delisted or suspended from trading on the Principal Market.
(f)        Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
(g)        No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged or otherwise hired any placement agent, financial advisor or broker (collectively, a "Placement Agent") in connection with the transactions contemplated hereby.
(h)        No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior

Exhibit 10.79

offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their directors or officers and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.
(i)        Dilutive Effect. The Company understands and acknowledges that the Company may issue Dividend Shares in accordance with the Certificate of Designations and that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase as provided in certain provisions of the Certificate of Designations. The Company further acknowledges that its issuance of Dividend Shares in accordance with the terms of the Certificate of Designations and its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations, in each case, is absolute and unconditional (other than the conditions expressly set forth in the Certificate of Designations) regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
(j)        Application of Takeover Protections; Rights Agreement. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
(k)        SEC Documents; Financial Statements. Except as disclosed in the Disclosure Schedule, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed in such period prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SEC has not issued any stop order

Exhibit 10.79

or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect to financial statements included in the SEC Documents. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") in all material respects, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments); as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to the Company and required to be reflected in such financial statements that are not reflected in such financial statements.
(l)        Absence of Certain Changes. Except as disclosed in the Disclosure Schedule, since December 31, 2011, there has been no Material Adverse Effect. Except as disclosed in the Disclosure Schedule, since December 31, 2011, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (ii) sold any assets, individually or in the aggregate, in excess of $1,000,000, (iii) had capital expenditures, individually or in the aggregate, in excess of $1,000,000, (iv) altered its method of accounting or the identity of its auditors, (v) incurred any liabilities (contingent or otherwise), individually or in the aggregate, in excess of $1,000,000, other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP (including, without limitation, the footnotes thereto) or required to be disclosed in filings made with the SEC, (vi) altered its method of accounting or the identity of its auditors or (vii) issued any equity securities to any officer, director or Affiliate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company does not have pending before the SEC any request for confidential treatment of information. Neither the Company nor any Affiliate of the Company (including, without limitation, any pension plan, employee stock option plan or similar plan) has purchased or sold any securities of the Company within the 90 days preceding the date hereof. The Company and its Subsidiaries, on a consolidated basis, and the Company and its German Subsidiaries, individually, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets (including intangibles) is less than the amount required to pay such Person's total Indebtedness (as defined in the Certificate of Designations), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct

Exhibit 10.79

the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(m)        No Undisclosed Events, Liabilities, Developments or Circumstances. Other than the transactions contemplated by the Transaction Documents, as of the date hereof, there is no event, liability, development or circumstance in respect of the Company or any of its Subsidiaries that has occurred or exists required to be publicly disclosed or announced prior to the date hereof by the Company pursuant to applicable law, rule or regulation (including, without limitation, the 1934 Act) which has not been disclosed. As of the date hereof, in respect of the Loan and Security Agreement, dated as of May 1, 2009, by and between the Company and Silicon Valley Bank, as amended by Amendment No. 1 to the Loan and Security Agreement dated June 15, 2010, Amendment No. 2 to Loan and Security Agreement dated December 30, 2010, Amendment No. 3 to Loan and Security Agreement dated March 25, 2011 and Amendment No. 4 to Loan and Security Agreement dated February 6, 2012, and that certain Loan and Security (EX-IM Loan Facility), dated March 25, 2011, as amended by Amendment No 1 to Loan and Security Agreement (EX-IM Loan Facility) dated February 6, 2012 (collectively, the "Valley Bank Loan Agreement"), and that certain Loan and Security Agreement (EX-IM Loan Facility), dated as of March 25, 2011, as amended by Amendment No. 1 to Loan and Security Agreement (EX-IM Loan Facility) dated February 6, 2012 as in effect on the Subscription Date (the "EX-IM Loan Agreement"), in each case as amended, other than as set forth in the Disclosure Schedule, the Company or any of the other parties (that is an affiliate of the Company) to the Valley Bank Loan Agreement or the EX-IM Loan Agreement, respectively, or any documents in connection therewith (the "Loan Documents" and such parties the "Loan Parties") is not in breach or otherwise in violation if any term or provision, and there is no default or any event of default under the terms and provisions, of any of the Loan Documents and the Company or any of the other Loan Parties has not received any notice or other written or oral indication by any of the other Loan Parties of any such breach, violation, default or event of default.
(n)        Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Certificate of Incorporation or Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in each case for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market. During the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from

Exhibit 10.79

the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.
(o)        Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(p)        Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.
(q)         Transactions With Affiliates. Except as set forth in the Disclosure Schedule, none of the current officers, directors, or employees of the Company or any of its Subsidiaries, or to the knowledge of the Company, any relative with a relationship no more remote than first cousin of any current officer, director, or employee of the Company or its Subsidiaries, is presently (i) a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, or employee or such relative or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee or relative has a substantial interest or is an officer, director, trustee or partner or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Certificate of Designations)). No employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or any of its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (x) for payment of salary for services rendered, (y) reimbursement for reasonable expenses incurred on behalf of the Company, and (z) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company).

Exhibit 10.79

(r)        Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 19,000,000 shares of Common Stock, of which as of the date hereof, 10,539,613 shares are issued and outstanding, 2,772,910 shares are reserved for grant or issuance pursuant to the Company's stock option and purchase plans and no shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Preferred Shares) exercisable or exchangeable for, or convertible into, Common Stock, and (ii) 1,000,000 shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the Disclosure Schedule: (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever binding upon the Company or any of its Subsidiaries relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) other than Valley Bank Loan Agreement, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions (other than the forfeiture provisions), and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Buyers true, correct and complete copies of the Certificate of Incorporation and the Bylaws and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. All of the outstanding shares of capital stock or other equity interests of each Subsidiary are owned, directly or indirectly, by the Company. All issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been validly issued and are duly authorized, fully paid and non-assessable.

Exhibit 10.79

(s)        Indebtedness and Other Contracts. Except as disclosed in the Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness or Liens, other than trade payables incurred in the ordinary course of business, capital leases and Indebtedness pursuant to the Valley Bank Loan Agreement and the EX-IM Loan Agreement, (ii) is a party to any Material Contract, (iii) is in material breach, violation or default under any Material Contract, and no event has occurred which, with notice or lapse of time or both, would (1) constitute a material breach, violation or default by the Company or any Subsidiary (or, to the Company's knowledge, any other party) under any such Material Contract, or (2) give rise to any lien or right of termination, modification, change in control or similar provision, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any Subsidiary under any such Material Contract in violation of any term of or in default under or (iv) is a party to any Material Contract or contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. The Company has provided or made available to the Buyers complete copies of each of the Material Contracts, including all schedules, exhibits and attachments thereto. Assuming the due execution and delivery by the other parties thereto, each of the Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency, and relief of debtors, and (B) rules of law governing specific performance, injunctive relief, or other equitable remedies. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary is and, to the Company's knowledge, no other party to any such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither the Company nor any Subsidiary has and, to the Company's knowledge, no other party thereto has granted or been granted any material waiver under any of such Material Contract or repudiated any provision thereof. As used herein "Material Contract" means (A) any contract, agreement or instrument, which requires future expenditures by the Company or any Subsidiary in excess of $1,000,000 or might result in payments to the Company or any Subsidiary in excess of $1,000,000, (B) any purchase or service order which might result in payments to the Company or any Subsidiary in excess of $1,000,000, (C) any employment agreements (not including at-will employment letters with employees), (D) any contract, agreement or instrument that is required to be filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K and (E) any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect. Since December 31, 2011 none of the Company's or any Subsidiaries' suppliers, vendors, or customers has: (i) terminated or cancelled a Material Contract or business relationship involving an amount in excess of $1,000,000; (ii) threatened to terminate or cancel a Material Contract or business relationship involving an amount in excess of $1,000,000; (iii) threatened litigation in connection with or notified the Company of default under, or violation of any material term of, a Material Contract or business relationship involving an amount in excess of $1,000,000; or (iv) demanded in writing any modification, termination or limitation of a Material Contract or business relationship involving an amount in excess of $1,000,000 with the Company or any Subsidiary. The Company has provided to the Buyers a list of the 10 largest suppliers and 10 largest customers of the Company and the Subsidiaries as of the date hereof, based on the dollar amount of sales for the period from January 1, 2010 through December 31, 2011.

Exhibit 10.79

(t)        Absence of Litigation. There is no material action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, arbitrator, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company after reasonable investigation, threatened in writing against the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or to the knowledge of the Company any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except for routine tax reviews and audits and as set forth in the Disclosure Schedule. Neither the Company nor any Subsidiary, nor, to the Company's knowledge, any director or officer thereof (in his or her capacity as such), is or has been the subject of any action, suit, proceeding, inquiry or investigation involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically set forth in the Disclosure Schedule.
(u)        Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Since January 1, 2009, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(v)        Employee Relations.
(i)    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union in the United States. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.
(ii)    The consummation of the transactions contemplated by this Agreement will not, on or after the Closing Date, (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of

Exhibit 10.79

the Company or its Subsidiaries for periods before the Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term "plan" shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a "Benefit Plan", (5) result in any "parachute payment" (within the meaning of Section 280G of the Code) under any Benefit Plan, or (6) result in any change of control or similar payments to any officer, director, consultant, independent contractor or employee of the Company or any Subsidiary, in each case which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
(w)        Title. Except as would not have a Material Adverse Effect and the liens pursuant to the Valley Bank Loan Agreement, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, security interests, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
(x)        Intellectual Property Rights. (i) The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property Rights owned by the Company or any of its Subsidiaries by any third party, except for such infringements and conflicts which would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, none of the Company's material Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others that would reasonably be expected to be materially adverse to the Company and/or its Subsidiaries. Except as set forth in the Disclosure Schedule, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company has no knowledge of any facts or circumstances which would reasonably

Exhibit 10.79

be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures for a Company of the size and in the applicable industry of the Company to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights and, to the knowledge of any director or senior executive at the Company, there has been no unauthorized disclosure of any data or information which, but for any such unauthorized disclosure, the Company would consider to be a trade secret owned by the Company or any of its Subsidiaries.
(ii)    All registered Intellectual Property registered with the U.S. PTO or similar foreign governmental entity in the name of the Company or a Subsidiary ("Registered Intellectual Property") is owned by the Company or a Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature except as set forth in the Disclosure Schedule. All of the Company's material Registered Intellectual Property is subsisting and, to the knowledge of the Company, is valid and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. To the knowledge of the Company, there are no conflicts with or infringements of any Registered Intellectual Property by any third party, except for such infringements and conflicts which would not reasonably be expected to have a Material Adverse Effect. No material Registered Intellectual Property is the subject of any adverse proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.
(y)        Subsidiary Rights. Other than under the Valley Bank Loan Agreement, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.
(z)    Investment Company Status. The Company is not, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, except as may be a result solely from Hale's status under the Investment Company Act of 1940, as amended, will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.
(aa)    Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in all material respects in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in

Exhibit 10.79

the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant of the Company or any Subsidiary relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.
(bb)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
(cc)    Eligibility for Registration. The Company is eligible to register the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.
(dd)    Transfer Taxes. On the Closing Date, all stock transfers or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
(ee)    Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that would reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company on any trading market or securities exchange.
(ff)    U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer's request.
(gg)    No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(hh)        Disclosure. All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Buyer acknowledges and agrees that the Company does not make and has not made any representations or warranties other than those specifically set

Exhibit 10.79

forth in Section 3. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties other than those specifically set forth in Section 2.
(ii)        Shell Company Status. The Company is not an issuer identified in Rule 144(i)(1).
4.    COVENANTS.
(a)    Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.
(b)        Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall, if requested by any Buyer, provide evidence of any such action so taken to the Buyers as requested by any Buyer, on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale by the Company of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.
(c)        Reporting Status. Until the date on which none of the Preferred Shares are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and except in connection with a Fundamental Transaction for which the Company has complied with the provisions of the Certificate of Designations, the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall use all commercially reasonable efforts take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Investors on Form S-3.
(d)        Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes but not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries in an amount in excess of $5,000,000, or (ii) the redemption or repurchase of any of its or its Subsidiaries' equity securities.
(e)        Financial Information. The Company agrees to send the following to each Buyer that holds any Preferred Stock during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8‑K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S‑8) or amendments filed pursuant to the 1933 Act,

Exhibit 10.79

(ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day of the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, (iii) to the extent requested by a Buyer, as soon as practicable, and in any event within thirty (30) days after the close of each month of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month and covering operations for such month and the portion of the Company's fiscal year ending on the last day of such month, all in reasonable detail and prepared in accordance with GAAP and in a form consistent with the Company's past practice, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year, (iv) to the extent a Buyer shall not have asked the Company in writing not to be privy to any material, non-public information concerning the Company, the same information provided to the Company's Board of Directors with respect to the Company's budget and quarterly financial statements, and (v) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(f)        Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market (as defined in the Certificate of Designations). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).
(g)        Fees. At the Closing, the Company shall reimburse Hale Capital Partners, LP ("Hale") (a Buyer) or its designee(s) for all costs and expenses actually incurred by Hale in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all external legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents, travel and due diligence fees and disbursements in connection therewith and fees to operating partners of Hale (including, without limitation, Rob Cain)) in an amount not to exceed (x) $10,000 for due diligence fees and (y) $175,000 for legal fees, (i) which amounts in clauses (x) or (y) may be increased with the prior approval of the Company (which approval shall not be unreasonably withheld) and (ii) which amounts in clauses (x) or (y) (together with any increases approved by the Company as set forth in clause (i) above) may be withheld by such Buyer from its Purchase Price at the Closing. Notwithstanding the foregoing, the Company's obligations to pay the fees and expenses identified above shall be reduced by the $20,000 paid by the Company to Hale prior to the date hereof. As reasonably requested by the Company, Hale shall provide such documentation, as appropriately

Exhibit 10.79

redacted, in support of such fees and expenses for which payment is to be made. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by or on behalf of any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
(h)        Pledge of Securities; Short Sales.
(i)    The Company acknowledges and agrees that, subject to compliance with applicable law, the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided, that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(f) hereof and applicable law in order to effect a foreclosure, sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer at the expense of the pledgor.
(ii)    During the period commencing on the date hereof and ending on the date such Holder (as defined in the Certificate of Designations) no longer holds any Preferred Shares (such period, the "Restricted Period"), each Holder, severally and not jointly with the other Holders, covenants that neither it nor any of its Holder Trading Affiliates shall enter into or maintain a Net Short Position. Notwithstanding the foregoing, no Holder that is subject to Section 16 under the 1934 Act with respect to the securities of the Company shall engage in any transaction prohibited by Section 16(c) of the 1934 Act. For purposes hereof, (i) "Holder Trading Affiliates" means any Person (as defined in Annex I to the Certificate of Designations) acting on behalf of or pursuant to any understanding with such Holder which had knowledge of the transactions contemplated hereby, (x) has or shares discretion relating to such Holder's investments and trading or information concerning such Holder's investments or (y) is subject to such Holder's review or input concerning such Person's investments or trading, and (ii) "Net Short Position" by a Person means a position whereby such Person has executed one or more sales of Common Stock that is marked as a "short sale" (as defined in Rule 200 of Regulation SHO under the Exchange Act) and that is executed at a time when such Holder has no equivalent offsetting "long" position in the Common Stock. For purposes of determining whether a Holder has an equivalent offsetting long position in the Common Stock, all Common Stock (i) that is owned by such Holder (as determined in accordance with Rule 200 of Regulation SHO under the Exchange Act), or (ii) that would be issuable upon conversion or redemption the Preferred Shares then held by such Holder shall be deemed to be held long by such Holder.

Exhibit 10.79

(i)        Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the fourth Business Day after this Agreement has been executed, the Company shall issue a press release and file a Current Report on Form 8-K reasonably acceptable to the Buyers describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act (the "8‑K Filing"), and, on or before September 27, 2012, the Company shall file a Form 10-K attaching the material Transaction Documents (including, without limitation, this Agreement (and all exhibits to this Agreement), the form of the Certificate of Designations, the form of the Registration Rights Agreement and the form of Side Letter as exhibits to such filing. From and after the 8-K Filing, at any time the Buyers do not have a designee or observer on the Board, the Company shall not without the express consent of any such Buyer, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries. At any time after a Buyer does not have a designee or observer on the Board in accordance with and pursuant to the Side Letter, if in connection with any conversion or redemption of any Preferred Share or at any other time requested by any Buyer, a Buyer has, or believes it has, received any material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates or agents, it may provide the Company with written notice thereof. The Company shall make public disclosure of such material, nonpublic information as part of its immediately succeeding Form 10-K or Form 10-Q, as applicable, but in no case later than the deadline for such filing. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. To the extent permitted by applicable law, no Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer that does not have a Board designee or observer without such Buyer's consent, the Company hereby covenants and agrees that to the extent permitted by applicable law such Buyer shall not have any contractual duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the parties shall remain subject to applicable law. Subject to the foregoing, without the consent of the Company (in the case of any Buyer) or the Buyers (in the case of the Company), neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement or as required by applicable law, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

Exhibit 10.79

(j)        Corporate Existence. So long as any Buyer beneficially owns any Preferred Shares, the Company shall maintain its corporate existence except in connection with the consummation of a Fundamental Transaction for which the Company has complied with the provisions of the Certificate of Designations.
(k)        Reservation of Shares. So long as any Buyer owns any Preferred Shares, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserved Amount (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction) for issuance upon (i) conversion of issued and outstanding and issuable Preferred Shares (without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) or (ii) issuance of Dividend Shares. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction), the Company will promptly take all corporate action on the part of the Company at the request of the Required Holders (as defined in the Certificate of Designations) necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, seeking to meet the Required Reserved Amount (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction).
(l)        Conduct of Business. So long as any Buyer owns any Preferred Shares, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
5.        REGISTER; TRANSFER AGENT INSTRUCTIONS.
(a)        Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Share in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the number of Preferred Shares and Dividend Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
(b)        Transfer Agent Instructions. The Company hereby covenants and agrees that its transfer agent, and any subsequent transfer agent of the Company, shall participate in the DTC Fast Automated Securities Transfer Program. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares issued upon conversion of the Preferred Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent

Exhibit 10.79

Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent for any transfer in compliance with the Transaction Documents, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
6.        CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
The obligation of the Company hereunder to issue and sell to each Buyer at the Closing the Preferred Shares being purchased by such Buyer at the Closing pursuant to this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
(i)    Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
(ii)    Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of Hale, the amounts withheld pursuant to Section 4(g)) for the Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
(iii)    The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

Exhibit 10.79

(iv)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by any of the Transaction Documents.
7.        CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
The obligation of each Buyer hereunder to purchase at the Closing the Preferred Shares being purchased by such Buyer at the Closing pursuant to this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
(i)    The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, and (B) contemporaneously with the payment therefor, the Preferred Shares (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.
(ii)    Such Buyer shall have received the opinion of Gibson, Dunn & Crutcher LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form agreed among counsel to Hale and the Company.
(iii)    The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.
(iv)    The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing to the extent such concept is recognized in the applicable jurisdiction of formation of the Company and each of its material Subsidiaries for which such entity's jurisdiction of formation is in the U.S. issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.
(v)    The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of California.
(vi)    The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State (or comparable office) of the State of Delaware.
(vii)    The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Board, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

Exhibit 10.79

(viii)    The representations and warranties of the Company shall be true and correct in all material respects (except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except to the extent the representation or warranty is qualified with respect to materiality, true and correct in all respects) as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date (except that the Company shall have performed, satisfied and complied in all respects with such covenants, agreements and conditions where the obligation to perform such covenant, agreement and condition is qualified with respect to materiality). Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.
(ix)    The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.
(x)    The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
(xi)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
(xii)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of the transactions contemplated by any of the Transaction Documents.
(xiii)    The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, and shall not have been amended.
(xiv)    The Company shall have increased the number of directors comprising the Board to seven (7) directors (one of such directors to be the director designated and elected to the Board pursuant to the Side Letter and the Certificate of Designations).
(xv)    The Company shall have delivered to Hale or its designee(s), as applicable, such amounts for the expenses described in, and due and owing to Hale pursuant to, Section 4(g) (less any amounts withheld pursuant to Section 4(g)) by wire transfer of immediately available funds pursuant to the wire instructions provided by Hale or its designee(s).

Exhibit 10.79

8.        TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before ten (10) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Hale or its designee(s), as applicable, for the expenses described in, and due and owing to Hale pursuant to, Section 4(g).
9.        MISCELLANEOUS.
(a)        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(b)        Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature or a signature delivered by an electronic mail which contains a portable document format (.pdf) file of an executed signature page shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature or a signature delivered by an electronic mail which contains a portable document format (.pdf) file of an executed signature page.
(c)        Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Exhibit 10.79

(d)        Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(e)        Entire Agreement; Amendments. This Agreement, any non-disclosure agreement (including that certain mutual non-disclosure agreement between the Company and Hale) between a Buyer and the Company, and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of more than fifty percent (50%) of the aggregate amount of Registrable Securities issued and issuable hereunder and under the Certificate of Designations (the "Required Holders"), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities; provided, that any such amendment that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares.
(f)        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive

Exhibit 10.79

the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company:
Adept Technology, Inc.
5960 Inglewood Drive,
Pleasanton, CA 94588
Telephone: (925) 245-3456
Facsimile: (925) 245-3510
Attention: Chief Executive Officer
Email: john.dulchinos@adept.com

With a copy (for informational purposes only) to:
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, CA 94304
Telephone:    (650) 849-5327
Facsimile:    (650) 849-5027
Email:        LFontenot@gibsondunn.com
Attention:    Lisa Fontenot

If to the Transfer Agent:
Computershare Shareowner Services LLC
520 Pike Street, Suite 1220
Seattle WA 98101
Attention: Lisa Porter
Telephone:    (206) 674-3050
Facsimile:    (206) 674-3059
Email:        Lisa.porter@bnymellon.com
If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:    (212) 756-2000
Facsimile:    (212) 593-5955

Exhibit 10.79

Attention:    Eleazer N. Klein, Esq.
E-mail:        eleazer.klein@srz.com
or to such other address and/or facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or electronic mail containing the time, date, recipient facsimile number or e-mail address, respectively, and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, receipt by electronic mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
(g)        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, that any transferee or assignee agrees to be bound by the provisions contained in Sections 2(f) and 4(h). Any purported assignment of this Agreement in contravention of this Section will be null and void and of no force or effect. Any transfer, sale or assignment of the Preferred Shares shall be made in compliance with this Agreement, including Sections 4(h) and 9(g),
(h)        No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).
(i)        Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 that are intended to be performed after the Closing shall survive the Closing for eighteen (18) months. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)        Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, from after the Closing Date, the

Exhibit 10.79

Company shall indemnify and hold harmless each Buyer and each of its assignees and all of their Affiliates, stockholders, partners, members, officers, directors, employees and any of the foregoing Persons' agents or other representatives (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach as of the date when made of any representation or warranty made by the Company in any Transaction Document, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Document, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
(l)        No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(m)        Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
(n)    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Exhibit 10.79

(o)        Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
(p)        Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: ADEPT TECHNOLOGY, INC.
By: Name: John Dulchinos Title: President and Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
HALE CAPITAL MANAGEMENT, LP By: By: Name: Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
[OTHER BUYERS] By: Name: Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Buyer	Address and Facsimile Number	Number of Preferred Shares	Purchase Price	Legal Representative's Address and Facsimile Number

Hale Capital Management, LP	570 Lexington Avenue 49th Floor New York, NY 10022 Attention: Martin Hale Facsimile: 212-751-8822 Telephone: 212-751-8800 E-mail: MARTIN@HALEFUNDS.COM Residence: Delaware	8,000	$8,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376
[Other Buyers]

EXHIBITS
Exhibit A    Form of Certificate of Designations
Exhibit B    Form of Registration Rights Agreement
Exhibit C    Side Letter
Exhibit D    Form of Irrevocable Transfer Agent Instructions
Exhibit E    Form of Secretary's Certificate
Exhibit F    Form of Officer's Certificate